BorgWarner to Acquire Delphi Technologies: Strengthens Propulsion Systems Leadership January 2020

Forward-Looking Statements This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined group following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from any future results. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined group following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control. For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 21, 2019, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 19, 2019. Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph. © BorgWarner Inc. 2

A Propulsion Systems Leader, Well Positioned for the Future BorgWarner’s acquisition of Delphi Technologies will strengthen its propulsion systems leadership . ✔ Reinforces leadership in electrified propulsion systems . Increases power electronics scale, technology, talent and adds to system capabilities ✔ . Enhances combustion, commercial vehicle, and aftermarket businesses, resulting in more ✔ balance across light and commercial vehicles as well as the aftermarket . Consistent with BorgWarner’s stated balanced combustion, hybrid, and electric propulsion ✔ strategy . ✔ Meaningfully accretive to earnings in second full year, while preserving a strong balance sheet © BorgWarner Inc. 3

Delphi Technologies Overview

Deep expertise in Electrification with differentiated **power electronics** and **software capabilities**

Powertrain will remain a highly profitable business providing a wide range of engine and fuel handling components

Broad aftermarket product portfolio with respected brand and deep relationships with both OES and IAM

Strong position in high pressure fuel injection systems for LV and CV

$4.4 billion
2019 Revenue

~21,000
Employees

Sales Mix by Business in 2019



Aftermarket
19%
Electronics(1)
18%
Light Vehicle Fuel Injection
25%
Commercial Vehicle Diesel
12%
Powertrain Products
26%

(1) *Electronics includes power electronics, ECU, and other gas electronics.*

© BorgWarner Inc.

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BorgWarner

Delphi Technologies Electronics Overview


18%

Power Electronics

- ~25% of electronics business from power electronics
- Broad high voltage power electronics portfolio to serve most emerging xEV architectures
- State-of-the art high voltage inverter business


HV Inverters


DC-DC Converter


Battery Pack Controller


On-Board Chargers


Combined Units

ECUs

- Broad range of ECUs and systems & software integration capabilities
- High level of vertical integration
- Transferable software, controls and system know-how
- Brings scale in purchasing, capacity and customer reach


Engine Controller


Transmission Controllers


Local Controllers


Domain Controllers

© BorgWarner Inc. 5 BorgWarner

Delphi Technologies Business Overview (Cont'd)

Powertrain Products


26%

- Wide range of engine and fuel handing components to help monitor, control, and optimize powertrain efficiency in conventional and hybrid vehicles
- Lower growth, but strong profitability and cash generation


Ignition


Valvetrain (VCT & VVT)


Fuel Module


Sensor


EACV


Actuator


Canisters

Aftermarket


19%

- Broad product portfolio spanning across passenger and commercial vehicles, heavy commercial vehicles, and off-highways
- ~$1.4 billion of combined aftermarket sales, positions the combined company as a top 5 automotive aftermarket supplier
- Opportunity to meaningfully enhance operational efficiency


Gas & Diesel Fuel Systems


Electronics & Engine Management


Diagnostics & Testing

Maintenance Solutions

© BorgWarner Inc. 6

Delphi Technologies Business Overview (Cont’d) Light Vehicle Fuel Injection Commercial Vehicle Diesel Injection 25% . . GDi growth driven by advanced Strong profitability and cash generation 12% emission standards and decline enabled by low cost global of light vehicle diesel in Europe manufacturing footprint with a skilled and flexible engineering team . Penetration rate in hybrids Fuel Assembly / Delivery to increase from 49% . High pressure commercial vehicle today to 78% by 2029 diesel systems with leading technology . Clear path to profitability on GDi MD Common Rail . Transition of off-highway applications supported by growing volume, from mechanical systems to common proven technologies, and low 500+ Bar Direct Injection rail in China & India drives growth competition . Light vehicle diesel restructured HD Common Rail to operate at efficiency © BorgWarner Inc. 7

Compelling transaction for Delphi Technologies’ stakeholders Combination allows Delphi Technologies to become part of a pioneering propulsion technologies company with enhanced scale and unique capabilities Delphi Technologies’ shareholders receive ability to benefit from future upside and enhanced prospects of the combined company Provides greater flexibility to execute existing restructuring plan, with opportunity to accelerate profitable growth Combination of market leaders creates exciting opportunities for Delphi Technologies’ employees Common values and cultures based on respect, integrity, excellence, responsibility and teamwork © BorgWarner Inc. 8

Strengthens Scale and Expertise in Electrification Mechanical, clutching, Award-winning motors Leadership in power and hydraulic controls provide industry electronics, software, expertise leading technology and controls eGearDrive® Electric Drive High Voltage Integrated Drive Module Transmission Motor Inverter (iDM) Well positioned to take advantage of future propulsion migration Representative Example © BorgWarner Inc. 9

Journey to Advanced Propulsion and Electrification

Complementing Organic Growth with Acquisitions

2015

Launched electric drive module (eDM)



Acquired rotating electric business to integrate with existing powertrain technology

Remy



2016

Launched 48-volt eBooster® electrically driven compressor in Daimler's latest 3.0-liter gasoline engine



Acquired industrial-focused power electronics portfolio

SEVCON



2017

Developed groundbreaking S-wind process for electric motors and alternators, winning 2018 PACE Award



Acquired propulsion inverters and controls businesses for HEVs / EVs in specialty and commercial vehicle sectors

RMS · AM RACING

2018

Won contract to supply P2 on-axis hybrid modules to two leading Chinese automakers



60/40 JV added battery packs and module management capabilities

ROMEO POWER TECHNOLOGY

2019

Won first eTurbo™ award with European-based OEM with SoP in 2022



2020

Unveiled fully integrated drive module (iDM) and secured first award with SoP in 2021



Delphi Technologies

Acquiring industry-leading power electronics, software, calibration capabilities, and scale



Combined Inverter and DC/DC Converter



On Board Charger



Battery Pack Controller

Legend: Acquired Capabilities | Acquisition of Delphi Technologies

© BorgWarner Inc.

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BorgWarner

Evolution of Combustion, Hybrid, and Electric (“C-H-E”) Mix 2023 Light Vehicle Market (Units) 2023 Light Vehicle Net Sales Mix 8% 6% 12% 8% 25% 30% 29% 29% Electric Hybrid Combustion 67% 64% 59% 63% 1 1 2 3 IHS BWA DLPH Pro Forma BWA Consistent with BorgWarner’s stated C-H-E propulsion strategy Source: IHS light vehicle (Original Equipment) market data as of December 2019. BorgWarner and Delphi Technologies’ estimated breakdown based on LV sales. © BorgWarner Inc. 11

Strengthens Combustion Leadership so so Boosting Exhaust Gas Fuel Assembly / Engine / Transmission Technologies Management Delivery Controllers Air Path, Mechanical, and All Fuel Injection and Wheel Drive Electronics Representative Examples © BorgWarner Inc. 12

Enhances Market Balance End Market Mix (2019 Preliminary Sales) Geographic Mix (2019 Preliminary Sales) RoW Aftermarket Asia Pacific 2% 9% 27% Europe Commerical 39% 16% Vehicle OEM Light 75% Vehicle 32% OEM North America $14.5 billion pro forma revenue provides enhanced end market exposure to commercial vehicle and aftermarket while maintaining geographic mix © BorgWarner Inc. 13

Adds Scale and Capabilities Across Propulsion Portfolio


Combustion
Hybrid
Electric

	Combustion	Hybrid	Electric	Commercial Vehicle
BorgWarner	▪ Broad portfolio of combustion technologies ▪ Ability to leverage operational expertise across combustion portfolio	▪ Broad portfolio of hybrid technologies ▪ Unique hybrid design and integration expertise	▪ Broad portfolio of electric technologies ▪ Grid-to-wheel electrified propulsion system capabilities	▪ Broad portfolio of combustion, hybrid, and electric technologies
Delphi Technologies	▪ Broad portfolio of complementary combustion technologies ▪ Addition of fuel injection and electronics complementary to BorgWarner's air management capabilities	▪ Recognized technology leader in power electronics with established products, production, customers, and supply base ▪ Ability to integrate power electronics directly into existing BorgWarner electrified systems or offer standalone products		▪ Commercial vehicle complementary technologies with competitive product portfolio

▪ Significant Aftermarket revenue contribution across propulsion types and end markets

© BorgWarner Inc. 14 BorgWarner

Transaction Summary

Transaction Considerations

- In a 100% stock transaction, Delphi Technologies' shareholders will receive a fixed exchange ratio of 0.4534x BorgWarner shares per each of their existing Delphi Technologies shares at closing
  - Implied purchase price of $17.39 per Delphi Technologies share [(1)]
  - $1.5 billion in BorgWarner stock (40 million newly issued shares)
- Implied multiple of 6.4x 2019 preliminary adjusted EBITDA and 5.2x 2019 preliminary adjusted EBITDA including estimated run-rate cost synergies
- Upon closing of the transaction, BorgWarner shareholders are expected to own approximately 84% of the combined company, while current Delphi Technologies shareholders are expected to own approximately 16%

Financing Structure

- BorgWarner maintains significant liquidity and financial flexibility
- Pro forma 2019 preliminary gross debt / adjusted EBITDA ~1.6x at closing
- Expect to maintain investment grade credit rating

Next Steps

- Subject to approval by Delphi Technologies' shareholders and satisfaction of customary closing conditions and regulatory approvals
- Transaction expected to close in second half of 2020

(1) Based on BorgWarner's share price as of January 27, 2020.

© BorgWarner Inc. 15 BorgWarner

Pro Forma Financial Outlook

BorgWarner | Delphi Technologies | BorgWarner Pro Forma

Avg. Annual Market Outgrowth (2021E-2023E)


~5%
+
~3%
=
~4.5%

- Continued mid-term industry outgrowth
- Significant long-term revenue synergy potential focused on electrified vehicles

Pro Forma Adj. Margin Outlook


Pro Forma with Synergies
12.1%
+
7.2%
=
~11%(1)
~10%(1)
2019 Preliminary Adjusted Operating Margin
2019 Preliminary Adjusted Operating Margin

- Sustained top tier margin profile
- ~$125 million of cost synergies more than offset purchase price amortization of ~$65 to $70 million

(1) *Includes preliminary estimate of $65 to $70 million of purchase accounting for amortization of newly acquired intangibles.*

© BorgWarner Inc. 16 BorgWarner

Potential Revenue Synergies Support Long-term Outgrowth Opportunities

Light Vehicle Customers	Products
Customer A	BEV iDM P4 iDM
Customer B	HV P2 Motor + Inverter HV P4
Customer C	BEV iDM
Customer D	P2 BEV iDM
Customer E	HV P2
Customer F	P2
Customer G	P4 iDM
Customer H	BEV iDM
Customer I	Motor + Inverter
Customer J	Motor + Inverter
Customer K	Motor + Inverter

Focused Pursuit Opportunities



>$0.7B
>$1.3B
2025
2027

- Represents top 15 opportunities identified jointly during due diligence
- Projected awards over next 18 to 24 months
- Start of production generally in 2024 and 2025

© BorgWarner Inc.

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BorgWarner

Cost Savings Support Meaningful EPS Accretion Cost Synergies Driven by Meaningful EPS Accretion SG&A and Procurement Savings ($ in millions) $125 Adj. GAAP Excl. Amort. of $0.50 Intangibles(1) SG&A $0.31 $0.11 Procurement ($0.07) 2021E 2022E 2023E 2021E 2022E Long-Term Revenue Synergies Provide New Share Repurchase Program Additional Opportunity Provides Additional Upside Potential (1) Includes preliminary estimate of $65 to $70 million of purchase accounting for amortization of newly acquired intangibles. © BorgWarner Inc. 18

$1 Billion Share Repurchase Program 2014-2018 Accumulated Capital New Share Repurchase Program Deployment Mix(1) . Consistent with existing capital allocation strategy Dividends 19% . To be executed over the next M&A Activity three years 48% Share . Repurchases Demonstrates confidence in 33% long-term free cash flow generation Continued commitment to deliver value to our shareholders (1) Excludes increases in net debt, which were a source of cash from 2014-2018. © BorgWarner Inc. 19

A Propulsion Systems Leader, Well Positioned for the Future BorgWarner’s acquisition of Delphi Technologies will strengthen its propulsion systems leadership . ✔ Reinforces leadership in electrified propulsion systems . Increases power electronics scale, technology, talent and adds to system capabilities ✔ . Enhances combustion, commercial vehicle, and aftermarket businesses, resulting in more ✔ balance across light and commercial vehicles as well as the aftermarket . Consistent with BorgWarner’s stated balanced combustion, hybrid, and electric propulsion ✔ strategy . ✔ Meaningfully accretive to earnings in second full year, while preserving a strong balance sheet © BorgWarner Inc. 20

Appendix

Combined Capabilities Across Propulsion Types


Combustion
Hybrid
Electric
BorgWarner
Boosting Technologies
All Wheel Drive & Cross Axle Systems
Engine Timing Systems
Exhaust Gas Management
Starters & Alternators
Thermal Management
Transmission Technologies
Variable Valvetrain Systems
eBooster® electrically driven compressor
Integrated Belt Alternator Starter Systems
P2 Hybrid Modules On / Off Axis
Dual Clutch Modules
Turbochargers
Power Electronics
Electric All Wheel Drive
High Voltage Battery / Coolant Heater
eGearDrive® Transmission
Battery Module
Electric Drive Motor
Electric Drive Module
Power Electronics
Delphi Technologies
Fuel Assembly / Delivery
Smart Remote Actuator
Engine Controller
Transmission Controllers
Canisters
Engine Air Control Valve
Inverters
Combined Units
Battery Pack Controller
Local Controllers
Software & Calibration
DC-DC Converter
On-Board Chargers
Domain Controllers
Power Modules
Application-Specific Integrated Circuits

Note: Representative selection of product portfolios.

© BorgWarner Inc.

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BorgWarner

Additional Information and Where to Find It This presentation may be deemed solicitation material in respect of the proposed acquisition of Delphi Technologies by BorgWarner (the “proposed transaction”). In connection with the proposed transaction, Delphi Technologies will file with the Securities and Exchange Commission and furnish to Delphi Technologies’ shareholders a proxy statement and other relevant documents. This presentation does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction. Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The directors, executive officers and certain other members of management and employees of Delphi Technologies and BorgWarner, respectively, may be deemed “participants” in the solicitation of proxies from shareholders of Delphi Technologies in favor of the proposed transaction. Information regarding the foregoing will be set forth in the proxy statement and the other relevant documents to be filed with the SEC and available free of charge at the SEC’s website at http://www.sec.gov. You can find information about Delphi Technologies’ executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. © BorgWarner Inc. 23